Exhibit 10.14

Business Cooperation Agreement

This Business Cooperation Agreement (hereinafter referred to as the “ Agreement”) is entered into by and between the following parties on March 8, 2018 in Guangzhou, People’s Republic of China (the “PRC”, for the purpose of this Agreement, excluding Hong Kong , Macau and Taiwan) :

1.	Guangzhou Huaduo Network Technology Co., Ltd., is a limited liability company legally established and existing under the laws of PRC, with its address on Floor 24, Block B-1, Wanda Plaza North Zone, Wanbo Business Zone, No. 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou (hereinafter referred to as “Party A”);

2.	Guangzhou Huya Information Technology Co., Ltd., is a limited liability company legally established and existing under the laws of PRC, with its address at Unit 10, Floor 28, Block B-1, Wanda Plaza North Zone, No.79 Wanbo Er Road, Nancun Town, Panyu District, Guangzhou (hereinafter referred to as “Party B”);

In this Agreement, Party A and Party B shall be referred to as the “ Parties” collectively, one “Party” individually , and “the other Party” mutually.

The Parties hereto reach the following Agreement for performing a series of business cooperation through friendly negotiation and on the principle of equality and mutual benefit, according to relevant laws and regulations :

1.	Payment Channel Settlement

1.1	In the event of Party A as the payment channel, Party A shall charge Party B a channel fee (“Channel Fee”) when the Parties conduct monthly settlement, for the actual consumption amount charged on behalf of Party B arising from the users of Party B on the platform/products of Party B. Party A hereby undertakes that Party A shall calculate the Channel Fee according to market price or cost price, whichever is lower, and shall not separately charge Party B other fees for the purpose of the cooperation in the name of other fees other than the Channel Fee.

1.2	Clause 1.1 hereof shall prevail, in the event that any inconsistency occurs between the relevant provisions concerning the calculation of Channel Fee formerly agreed upon by the Parties with those under Clause 1.1 hereof .

2.	“Aladdin System ( )” Authorization

2.1	Party A confirms that it legally owns the software copyright of the video image content monitoring system - “Aladdin System” (“Aladdin System”), and hereby agrees to grant Party B a non-exclusive right to permanently use the Aladdin System for free.

2.2	Party A agrees that Party B may transfer the authorization under Clause 2.1 hereof to subsidiary or subsidiaries of Party B upon its business needs.

3.	Cooperation on Exclusive Broadcasters

3.1	Regarding the broadcasters who have entered into exclusive cooperation agreements (“Exclusive Broadcasters”) with the platforms of Party A (including but not limited to the existing live streaming platforms www.yy.com and YY App under Party A and/or the subsidiaries under its control) or the platforms of Party B (including but not limited to the existing live streaming platforms huya.com and Huya App under Party B and/or the subsidiaries under its control) respectively, during the valid terms of the exclusive cooperation agreements, without prior written consent of the other Party, either Party shall not directly or indirectly by any other means, solicit (or attempt to solicit) the Exclusive Broadcasters of the other Party to cooperate on live broadcasting on its platforms.

4.	Confidentiality Clause

4.1	Each Party shall have the responsibility to keep confidential the information it becomes aware of during the Parties’ cooperation, including but not limited to sales data, marketing plan, business plan, financial information, customer information, supplier information, employee information, proprietary technology, trade secrets and other technical, technological or commercial information, etc.. Without the prior written consent of the other Party, each Party shall not disclose the other Party’s proprietary information to any third party by any means, except when necessary for normal performance of the obligations under this Agreement, and except when required by relevant laws, regulations, government departments, stock exchanges or other regulatory bodies and when needed for the work of the legal, accounting, business and other consultants, and authorized employees of the Parties.

5.	Force Majeure

5.1	When a force majeure event occurs, the affected Party shall timely and fully give the other Party a written notice, and inform the other Party of the possible impacts on this Agreement, and shall deliver relevant proof within 60 days after the termination of the force majeure. The force majeure referred to hereunder includes but is not limited to the follows: natural disasters (earthquake, storm, typhoon, etc.), war, emergency power shutoff in the place where the server is located, government conduct, interruption of service by telecommunication business providers, and being forced to shut off the server by temporary orders, etc..

5.2	In case of failure to perform this Agreement due to force majeure, the obligations shall be partially or wholly discharged according to the impacts of the force majeure, except otherwise provided by laws. If the force majeure occurs after the performance is delayed by either Party, the obligations shall not be discharged.

6.	Term and Performance of this Agreement

6.1	This Agreement shall remain valid from January 1, 2018 to December 31, 2022. Upon the expiration of this Agreement, if neither of the Parties inform the other Party in writing to refuse to renew this Agreement, this Agreement shall be automatically renewed for one year, and so on.

6.2	The Parties may change the content of this Agreement upon consensus, and the Parties shall separately enter into a supplemental agreement. During the valid term of this Agreement, if one Party proposes to terminate or discharge the requirements of this Agreement, such Party shall give the other Party written notice one month in advance.

7.	Miscellaneous

7.1	Default

Non-performance of this Agreement or non-compliance of the performance with the provisions hereof by either Party shall be deemed as a default. The defaulting Party shall compensate the non-defaulting Party for any and all losses resulting therefrom, and the non-defaulting Party shall require the defaulting Party to bear other default liabilities according to the provisions of the applicable law.

7.2	Governing Law

The execution, effectiveness, interpretation and performance of and the resolution of disputes over this Agreement shall be governed by the laws of the PRC (excluding conflicts of laws).

7.3	Dispute Resolution

When any dispute occurs due to or in connection with this Agreement ( the “dispute” ), the Parties shall settle the dispute through friendly negotiation. The Party who proposes to settle the dispute shall immediately inform the other Party of the occurrence and nature of the dispute by a dated written notice. Where the Parties fail to settle the dispute within sixty (60) days from the date contained in such written notice through negotiation, either Party may submit the dispute to the Guangzhou Arbitration Commission for resolution.

7.4	Supplemental Agreement

The Parties may separately enter into a written supplemental agreement through friendly negotiation in respect of the matters not mentioned herein. The amendments to any clauses hereof shall become effective upon written agreement sealed by the Parties .

7.5	Effectiveness and counterpart

This Agreement is executed in two counterparts, of which each Party respectively holds one effective from the date of seal by the Parties and all enjoy equal legal effect.

(The remainder of the page is intentionally left blank, signature page follows)

(Signature Page to Business Cooperation Agreement)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Party A: Guangzhou Huaduo Network Technology Co., Ltd.

/seal/ Guangzhou Huaduo Network Technology Co., Ltd.

/s/ Xueling Li

March 8, 2018

Party B: Guangzhou Huya Information Technology Co., Ltd.

/seal/ Guangzhou Huya Information Technology Co., Ltd.

March 8, 2018